Exhibit 99.1

CYTYC ANNOUNCES THAT IT WILL NOT INCREASE ITS A$3.25 OFFER TO

ACQUIRE VISION SYSTEMS LIMITED

CYTYC OFFER REMAINS OPEN FOR SHAREHOLDERS TO ACCEPT

MARLBOROUGH, Mass., October 9, 2006 — Cytyc Corporation (Nasdaq: CYTC) today announced that it will not increase its A$3.25 cash per share tender offer to acquire Vision Systems Limited (ASX: VSL). Its unconditional A$3.25 cash offer remains open for Vision Systems shareholders to accept and shareholders who do accept the offer will receive cash for their securities within five days of accepting Cytyc’s offer.

Cytyc believes that its A$3.25 per share tender offer reflects the fair value of Vision Systems and the offer remains on foot. Cytyc’s offer is the only offer currently open for shareholders to accept and is not subject to any conditions, unlike the offer by Danaher Corporation (NYSE: DHR), which Cytyc understands will not be available for shareholders to accept until early November. Vision Systems shareholders who accept Cytyc’s offer will be paid the A$3.25 per share offer price within five days.

Cytyc also said that it reserved its rights to take any other action that it deems appropriate in relation to its tender offer for Vision Systems, including extending the period in which the Cytyc offer is open for Vision Systems shareholders to accept.

ABOUT CYTYC CORPORATION

Cytyc Corporation is a leading provider of best-in-class medical technology that enables physicians and laboratories to improve patient’s lives throughout the world. Cytyc provides diagnostic and minimally invasive surgical products targeting cancer and women’s health. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep®3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. The MammoSite® Radiation Therapy System is a single-use device for the treatment of breast cancer that positions radiation sources directly into the post-lumpectomy site to optimize radiation treatment delivery while minimizing damage to healthy tissue. The NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, is an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation.

ABOUT VISION SYSTEMS LIMITED

Vision Systems operates two core business units: Vision Bio-Systems manufactures and markets automated instruments and reagents for biopsy-based detection of cancer and infectious diseases in pathology laboratories worldwide. Products include the Bond™-maX advanced staining system, the Peloris™ tissue processor, and Novocastra™ antibodies and biochemical reagents. Income is generated from capital equipment sales, visualization reagents to the Bond system and Novocastra branded antibodies used in immunohistochemistry for the identification of cancer and infectious diseases.

The second business unit is Invetech, a worldwide provider of research and development services for both internal and external clients, primarily in the international healthcare sector.

FORWARD LOOKING STATEMENTS

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and product acceptance, management of growth, product diversification, and organizational change, entry into new market segments domestically and new markets internationally, risks associated with litigation, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2005 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

U.S. Contact:

Tim Adams, Chief Financial Officer

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation, 508-263-8765

www.cytyc.com

or

Rhonda Barnat/Mike Pascale

The Abernathy MacGregor Group, 212-371-5999

or

Australia Contact:

Rick Ball /Nick Godhard/Gregory Bittar

Morgan Stanley, + 61 3 9256 8913; + 61 2 9770 1519

or

Christine Lacy/Ross Thornton

Third Person Communications, +61 2 8298 6100

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